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                       RESTRICTED STOCK PURCHASE AGREEMENT



     THIS RESTRICTED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 7th day of December, 1995 by and among EntreMed, Inc., a Delaware corporation, with its principal office at 9610 Medical Center Drive, Rockville, Maryland 20850 (the "Company") and Bristol-Myers Squibb Company, a Delaware corporation, with its principal office at Post Box 4000, Princeton, New Jersey 08543-4000 ("the Purchaser").

     WHEREAS, the Company and the Purchaser have entered into a Research Collaboration and License Agreement of even date herewith, attached hereto as EXHIBIT A (the "License Agreement") pursuant to which the Company will grant to the Purchaser a license to certain of the Company's patent rights as further defined and described therein.

     WHEREAS, in furtherance of and in partial consideration for the execution and delivery of the License Agreement, the Company has agreed to sell to the Purchaser and the Purchaser has agreed to purchase an aggregate of 812,500 shares of the Company's common stock, $.01 par value (the "Common Stock"), at a purchase price of $8.00 per share, on the terms set forth herein and additional shares of the Company's Common Stock as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   SALE OF THE SHARES.

          1.01 INITIAL SALE BY THE COMPANY. Subject to and upon the terms and conditions of this Agreement, at the Initial Closing (as defined in Section 2.01):

               (a) The Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, 812,500 shares of the Company's Common Stock (the "Initial Shares"), at a purchase price of $8.00 per share, for an aggregate purchase price of $6,500,000 (the "Purchase Price"). The Purchase Price will be payable to the Company at the Initial Closing by delivering to the Company a certified check or wire transfer in the amount of the Purchase Price.

               (b) The Company shall issue to the Purchaser a warrant in the form attached hereto as EXHIBIT B (the "Warrant") for the purchase of shares of the Company's Common Stock as set forth herein. The Warrant shall expire on the earlier of (i) three (3) years following the date of the Initial Closing, or
(ii) one (1) year following the IPO (as defined in Section 1.02). (The Company makes no representation or agreement as to whether an IPO shall occur). The Warrant may be exercised only following an IPO, if any. The exercise price of each share of Common Stock which may be purchased under the Warrant shall be equal to 150% of the initial public offering price of a share of Common Stock in the IPO (the "Exercise Price"). The number of shares of Common Stock for which the Warrant may be exercised shall be equal to $10,000,000 divided by the Exercise Price.

          1.02 PURCHASE OF ADDITIONAL SHARES BY THE PURCHASER. Subject to and upon the terms and conditions of this Agreement, the terms and conditions recommended by the managing underwriter of the IPO, and provided a Termination Event (defined hereinafter) has not occurred, at the Company's initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (such offering, the "IPO"), the Purchaser hereby agrees that the Purchaser will purchase $5,000,000 of additional shares of the Company's Common Stock at the initial public offering price per share. The Purchaser's obligation under this Section 1.02 shall be effective if and only if the IPO is an underwritten offering, on a firm commitment basis, by a nationally or regionally recognized investment banking firm which yields a minimum of $15,000,000 in gross proceeds to the Company, including the proceeds from the purchase of such Additional Shares (defined hereinafter) by the Purchaser.

          1.03 ANTIDILUTION PROVISION. In the event that, at any time on or after the date of this Agreement and prior to its IPO, the Company issues any Common Stock or Common Stock equivalents (the "Below-Purchase Price Shares") for a consideration of less than $8.00 per share (subject to adjustment from and after the date of this Agreement upon each stock dividend, stock split, reverse stock split, or other reclassification or recapitalization or similar event), taking into account the fair market value of any preferred stock issued as units with the Common Stock included in any such issuance, then upon such issuance the Company shall issue to the Purchaser such number of shares of Common Stock (the "Antidilution Shares") in accordance with the following formula:

          The "Adjusted Per Share Purchase Price" equals (a) the sum of (1) the number of Below-Purchase Price Shares to be issued by the Company, multiplied by the per share offering price of such Below-Purchase Price Shares, plus (2) the aggregate purchase price paid by the Purchaser for the shares of Common Stock then held by the Purchaser (the "Purchaser's Cost"); divided by (b) the sum of (1) the number of shares of Common Stock then held by the Purchaser, plus (2) the number of Below-Purchase Price Shares to be issued by the Company; PROVIDED, that in no event shall the Adjusted Per Share Purchase Price be less than $6.00. The Purchaser's Cost shall be divided by the Adjusted Per Share Purchase Price to calculate the "Adjusted Shares." The Adjusted Shares minus the number of shares of Common Stock acquired initially by the Purchaser shall equal the number of Antidilution Shares that the Company shall issue to the Purchaser.

All such Antidilution Shares shall be issued within ten (10) days after the issuance of such Below-Purchase Price Shares to which they relate, at no cost to the Purchaser.

          The anti-dilution provisions in this Section 1.03 shall not be applicable to:

          (i) Common Stock issuable or issued to employees, advisors, consultants or directors of the Company upon exercise of options, restricted stock awards or similar arrangements which are approved by the Board of Directors of the Company;

          (ii) Common Stock issued to non-affiliates of the Company in connection with bona fide research, licensing, acquisitions or corporate partnering relationships, in connection with equipment lease financings, or upon exercise of warrants issued to institutional lenders in connection with non-convertible debt financings, in each case approved by the Board of Directors of the Company, provided that such issuances are for other than primarily equity financing purposes;

          (iii) Common Stock issuable upon exercise or conversion of options, warrants or other convertible securities outstanding on the date hereof; or

          (iv) Common Stock issued or issuable in connection with a merger or consolidation as a result of which the holders of the Company's outstanding securities immediately prior to the consummation of such transaction hold securities in excess of fifty percent (50%) of the voting power of the surviving or resulting entity.

          The provisions of this Section 1.03 shall terminate upon the closing of the IPO.

          1.04 "ADDITIONAL SHARES" DEFINED. The term "Additional Shares" shall mean all shares of Common Stock issued to the Purchaser pursuant to the exercise of the Warrant and pursuant to Sections 1.02 and 1.03.

     2.   CONDITIONS TO PURCHASER'S OBLIGATION.

          The obligation of the Purchaser to purchase the Initial Shares and the Warrant pursuant to Section 1.01 of this Agreement is subject to satisfaction of the following conditions at or prior to the Initial Closing:

          2.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in Section 6 hereof shall be true and correct as of the date of the Initial Closing.

          2.02 REGISTRATION RIGHTS AGREEMENT. The Company and the Purchaser shall have entered into the Registration Rights Agreement attached hereto as EXHIBIT C (the "Registration Rights Agreement"), and the Registration Rights Agreement shall be in full force and effect as of the date of the Initial Closing.

          2.03 LICENSE AGREEMENT. The Company and the Purchaser shall have executed and delivered the License Agreement and the License Agreement shall be in full force and effect as of the date of the Initial Closing.

          2.04 OPINION OF THE COMPANY'S COUNSEL. The Purchaser shall have received an opinion from Bachner, Tally, Polevoy & Misher LLP, counsel to the Company, substantially in the form attached hereto as Exhibit D, dated as of the date of the Initial Closing.

          2.05 DOCUMENTATION AT THE INITIAL CLOSING. The Purchaser shall have received, prior to or at the Initial Closing, all of the following documents or evidence of the occurrence of the following events:

               (a) An Officer's Certificate, executed by the President of the Company and dated as of the date of the Initial Closing, stating that the representations and warranties of the Company contained in Section 6 hereof are true and correct as of the date of the Initial Closing and that all of the obligations and covenants of the Company contained in this Agreement required to be performed or satisfied prior to or at the Initial Closing, including, without limitation the conditions specified in Sections 2.01 through 2.04, inclusive, have been performed or satisfied in all material respects.

               (b) A Secretary's Certificate, executed by the Secretary or the Assistant Secretary of the Company and dated as of the date of the Initial Closing, providing: (1) a certified copy of the resolutions of the Board of Directors and, if required, the stockholders, of the Company evidencing approval of this Agreement, authorization for the issuance of the Initial Shares, the Warrant and the Additional Shares, execution of all other agreements and documents contemplated hereby, and performance of all of the transactions contemplated hereby and thereby; (2) a certified copy of the Certificate of Incorporation of the Company, as amended and in effect as of the date of the Initial Closing; (3) a certified copy of the by-laws of the Company, as amended and in effect as of the date of the Initial Closing; and
(4) the names of officers of the Company authorized to sign this Agreement, the certificate for the Initial Shares, the Warrant, and the other documents or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

               (c) A certificate of good standing of the Company, issued by the Secretary of State of the State of Delaware and each State where the Company is qualified to do business as a foreign corporation, dated as of the close of business on a date within ten (10) business days of the date of the Initial Closing.

               (d) Copies of all other documents evidencing other necessary corporate or other action and third party and governmental approvals, if any, with respect to this Agreement and the other documents executed in connection with this Agreement and the transactions contemplated hereby or thereby.

          2.06 DOCUMENTS AND PROCEEDINGS. All documents to be provided to the Purchaser hereunder, and all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and to be consummated at or prior to the Initial Closing and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchaser or its counsel.

          2.07 WAIVER. Any condition specified in this Section 2 may be waived by the Purchaser; PROVIDED, HOWEVER, that no such waiver shall be effective unless (i) it is set forth in a writing executed by the Purchaser or (ii) the Purchaser consummates the Initial Closing.

     3.   CLOSING.

          3.01 INITIAL CLOSING. The closing with respect to the issuance of the Initial Shares and the Warrant (the "Initial Closing") shall take place at the Company offices at 9610 Medical Center Drive, Rockville, Maryland 20850 at 10:00 a.m., Rockville Time, on December 7, 1995 or at such other place, time or date as may be mutually agreed upon in writing by the parties.

          3.02 DELIVERY OF CERTIFICATES REPRESENTING THE SHARES AND WARRANT. At the Initial Closing, the Company shall deliver to the Purchaser (i) a stock certificate, registered in the name of the Purchaser, representing the Initial Shares, and (ii) a certificate, registered in the name of the Purchaser, representing the Warrant, and, at the IPO, a stock certificate registered in the name of the Purchaser representing that number of Additional Shares required to be issued pursuant to the terms of Section 1.02 and Section 1.03, if applicable.

     4.   RIGHTS TO REPURCHASE SHARES.

               (a) In the event that the License Agreement is terminated as a result of a breach by the Purchaser thereunder or by the Purchaser prior to its expiration (except as a result of a breach by the Company), (such termination a "Termination Event"), the Company, shall have the right and option, for sixty
(60) days from the occurrence of the Termination Event, to elect to purchase from the Purchaser, and the Purchaser shall sell or cause to be sold to the Company, upon the Company's exercise of such right, such number of Initial Shares and any Additional Shares (collectively the "Option Shares") owned by the Purchaser on such date as is specified by the Company, at a per share price equal to (i) $8.00 per share with respect to the Initial Shares, PROVIDED, that to the extent any Additional Shares issued pursuant to Section 1.03 are outstanding on such date, the per share purchase price for such Initial Shares and any such shares issued pursuant to Section 1.03 shall equal the Adjusted Per Share Purchase Price, (ii) the Exercise Price, with respect to shares of Common Stock acquired pursuant to the exercise of the Warrant, to the extent any such shares are outstanding, or (iii) the purchase price established for the IPO, with respect to shares of Common Stock purchased pursuant to Section 1.02, as the case may be. Notwithstanding anything herein to the contrary, to the extent not previously exercised, the Warrant shall terminate upon the occurrence of any Termination Event.

                    The right to repurchase the Option Shares provided in this
Section 4(a) shall be exercised by the Company, if at all, by delivery to the Purchaser during the applicable aforesaid 60-day period, of a written notice of election to purchase such Option Shares (the"Election Notice").

               (b) The number of Option Shares subject to repurchase and the purchase price thereof, at the time of any stock dividend or other distribution made on or in respect of the shares of capital stock of the Company or any subdivision, combination, redemption or reclassification of the outstanding capital stock of the Company or received in exchange for the Option Shares or any part thereof, shall be adjusted to give effect to such stock dividend, other distribution, subdivision, combination, redemption or reclassification.

               (c)  The sale of Option Shares effected under the terms of
Section 4(a) hereof shall be made at the offices of the Company on a mutually acceptable business day which day shall be within 15 days after the expiration of the applicable 60-day period referred to in Section 4(a), and shall be such 15th day if the parties do not agree on such date. Delivery of certificates or other instruments evidencing such Option Shares duly endorsed for transfer shall be made on such date against payment of the purchase price thereof. Payment for the Option Shares purchased pursuant to this Section 4 shall be made in the form of a certified check or a wire transfer of clearing house funds to an account designated by the Purchaser.

               (d) Following the occurrence of a Termination Event, if and to the extent that the Company does not exercise its right to purchase the Option Shares within the exercise period, this Section 4 shall be null and void and the Purchaser may sell or otherwise transfer up to all of the Initial Shares and the Additional Shares, subject only to compliance with the provisions of Section 5 of this Agreement and any applicable laws or regulations.

     5.   PROCEDURES ON SALE OF SHARES TO THIRD PARTIES BY THE PURCHASER.
Except as otherwise expressly provided herein, the Purchaser hereby agrees that it shall not Sell (as defined in subsection (e) below) any Initial Shares or Additional Shares, as the case may be (the "Offered Shares") to any person other than the Company, except in accordance with the following procedures:

               (a) The Purchaser shall first deliver to the Company a written notice (the "Transfer Notice"), which Transfer Notice shall be irrevocable for a period of thirty (30) days after delivery thereof (the "Offer Period"), offering to the Company, all of the Offered Shares proposed to be sold by the Purchaser at the purchase price and on the terms specified therein. The Company shall have the right and option, at its sole discretion, for a period of 30 days after its receipt of the Transfer Notice, to accept the offer of all, but not less than all, of the Offered Shares at the purchase price and upon the terms stated in the Transfer Notice. Such acceptance will be made by delivery of a written notice to the Purchaser within the Offer Period (the "Acceptance Notice").

               (b) The sale of Offered Shares under the terms of Section 5(a) above shall be made at the offices of the Company on a mutually acceptable business day, which day shall be within 15 days after the expiration of the Offer Period and shall be such 15th day if the parties do not agree on such date. Delivery of certificates or other instruments evidencing such Offered Shares duly endorsed for transfer shall be made on such date against payment of the purchase price therefor. Payment for the Offered Shares purchased pursuant to this Section 5 shall be made in the form of a certified check or a wire transfer of clearing house funds to an account designated by the Purchaser.

               (c)  If effective acceptance shall not be received pursuant to
Section 5(a) above with respect to all Offered Shares offered for sale pursuant to the Transfer Notice then the Purchaser may Sell to a third party or third parties all, but not less than all, the shares so offered for sale at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Transfer Notice, at any time within 90 days after the expiration of the Offer Period. In the event that such shares are not sold by the Purchaser during such 90-day period, the right of the Purchaser to Sell such shares without renewed compliance with this Section 5 shall expire and the obligations of this Section 5 shall be reinstated; PROVIDED, HOWEVER, that in the event that the Purchaser determines, at any time during such 90-day period, that the sale of all of the shares on the terms set forth in the Transfer Notice is impracticable, the Purchaser can terminate the offer of the shares to a third party or parties and reinstate the procedure provided in this Section 5 without waiting for the expiration of such 90-day period.

               (d) Anything contained herein to the contrary notwithstanding, any third party purchaser of shares pursuant to this Section 5 who or which is not a signatory to an agreement with the Company that places restrictions on such Offered Shares substantially similar to the restrictions set forth in
Section 7.02(d)-(e) of this Agreement shall agree in writing, as a condition to such sale, to be bound by all applicable provisions of Section 7.02(d)-(e) of this Agreement .

               (e) As used above, the term "Sell" shall mean to sell, or in any other way, directly or indirectly, transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily any of the Initial Shares or Additional Shares.

               (f) Anything contained herein to the contrary notwithstanding, the provisions of this Section 5 shall not be applicable (i) if, and to the extent that, the Purchaser Sells any Offered Shares to the public pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act, (ii) if, and to the extent that, the Purchaser Sells any Offered Shares after the IPO in an open-market transaction meeting the "manner of sale" requirements set forth in Rule 144 under the Securities Act or (iii) after the third anniversary of the IPO.

               (g) The Company shall not be required (a) to transfer on its books any of the shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to pay dividends to any transferee to whom any such shares shall have been sold or transferred.

     6. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to the Purchaser that:

          6.01 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and in which the failure to be so qualified would have a material adverse effect on the Company.

          6.02 AUTHORIZATION. The execution and delivery by the Company of this Agreement, and any other documents and agreements to be executed in connection with this Agreement (the "Company's Transaction Documents"), and the consummation by the Company of all transactions contemplated hereunder, including without limitation the issuance and sale of the Initial Shares, the Warrant, and the Additional Shares to the Purchaser pursuant to Section 1, have been duly authorized by all requisite corporate action (other than any required increase in the authorized capital stock of the Company, which increase, if required, will be recommended by the Company to its stockholders). The Company's Transaction Documents have been duly executed by the Company and constitute the valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, relief of debtors and equitable principles and except as rights to indemnity or contribution may be limited by applicable law. The execution, delivery and performance by the Company of the Company's Transaction Documents and the consummation by the Company of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both, (i) conflict with or result in a breach of the material terms, conditions or provisions of, (ii) constitute a default under,
(iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the certificate of incorporation or by-laws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment of decree to which the Company is subject, except where any such event listed above would not have a material adverse effect on the Company. Except as set forth on EXHIBIT E, the issuance of the Initial Shares and the Warrant do not, and the issuance of the Additional Shares will not, require any further corporate action related specifically to such issuances (other than any required increase in the authorized capital stock of the Company, which increase, if required, will be recommended by the Company to its stockholders), and are not and will not be subject to any preemptive or other preferential rights or similar statutory or contractual rights either arising pursuant to any agreement or instrument to which the Company is a party or which is otherwise binding upon the Company.

          6.03 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS. The Company is in compliance in all respects with the terms and provisions of this Agreement and of its certificate of incorporation and by-laws. To the Company's knowledge, the Company is in compliance in all material respects with the terms and provisions of the mortgages, indentures, leases, agreements and other instruments and of all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which it or any of its material properties or assets are subject and which the failure to comply with would have a materially adverse effect upon the Company, and the Company has not received notice of any claimed default with respect to such judgments, decrees, orders, statutes, rules and regulations.

          6.04 GOVERNMENTAL APPROVAL. Subject to the accuracy of the Purchaser's representations herein, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws or regulations presently in effect, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company of the Initial Shares, the Warrant, the Additional Shares or for the performance by the Company of its obligations under this Agreement or any other Company's Transaction Documents except as may be required under the Securities Act or applicable state securities laws.

          6.05 CAPITALIZATION; STATUS OF CAPITAL STOCK. The authorized capital of the Company consists of: (i) 5,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of which 3,000,000 shares are issued and outstanding; and (ii) 20,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 8,744,852 shares are issued and outstanding. EXHIBIT E sets forth a list of the principal stockholders of the Company. The Initial Shares and the Additional Shares, when issued, delivered and paid for in accordance with the terms hereof, will be authorized, validly issued and fully paid and nonassessable. Except as set forth on EXHIBIT E, there are no options, warrants, convertible securities or other rights to purchase shares of capital stock or other securities of the Company which are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities, and the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, except as contemplated by this Agreement or as set forth on EXHIBIT E. Except as otherwise contemplated by this Agreement or as set forth on EXHIBIT E, no person is entitled to any preemptive right, right of first refusal or similar right with respect to the issuance of any capital stock of the Company, and there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. Assuming the accuracy of the Purchaser's representations herein and the issuance to the Purchaser pursuant to the terms hereof, the offer, sale or issuance of the Initial Shares and the Warrant do not require registration under the Securities Act or any applicable state securities laws. There exists no agreement between the Company and the Company's stockholders with respect to the voting or transfer of the Company's capital stock, except as set forth on EXHIBIT E or otherwise disclosed in this Agreement.

          6.06 INVESTMENTS; SUBSIDIARIES. The Company does not own of record or beneficially, or hold the right to acquire, directly or indirectly (i) any share of capital stock or security convertible into or exercisable for capital stock of any other corporation, or (ii) any interest in any partnership, joint venture, business trust or other non-corporate business enterprise. The Company does not control, directly or indirectly, any other entity.

          6.07 LITIGATION. Except as set forth on EXHIBIT E or as otherwise disclosed to the Purchaser, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets or, to the knowledge of the Company, against any officer or key employee of the Company which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or which might call into question the validity of this Agreement, the Warrant, any of the Initial Shares or the Additional Shares or any action taken or to be taken pursuant hereto, nor, to the knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted. The Company, to the knowledge of the Company, is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or financial condition of the Company or any of its properties or assets. The foregoing sentences include, without limiting their generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's officers or key employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.

          6.08 REGISTRATION RIGHTS. Except as set forth in the Registration Rights Agreement and on EXHIBIT E, no person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

          6.09 MATERIAL CONTRACTS. Except as set forth on EXHIBIT E, the Purchaser or its counsel has been supplied with a true and correct copy, in certain cases redacted to protect confidential information, of the material contracts and agreements of the Company (including lease obligations required to be capitalized in accordance with applicable Statements of the Financial Accounting Standards Board).

          6.10 CERTAIN AGREEMENTS OF OFFICERS AND EMPLOYEES.

               (a) To the Company's knowledge, no officer or key employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or relating to the use of trade secrets or proprietary information of others.

               (b) The Company has taken all reasonable measures designed to protect and preserve the security and confidentiality of its proprietary information, including its trade secret and other confidential information.
Each officer and key employee of the Company who has or has had access to proprietary information of the Company has executed a nondisclosure and assignment of invention agreement deemed adequate by the Company to protect its proprietary information. To the knowledge of the Company, no officer or key employee of former officer or key employee of the Company is in violation of the terms of the aforesaid agreements relating to the use of confidential or proprietary information of the Company including, without limitation, any disclosure of any proprietary information which is the subject of the License Agreement.

          6.11 TITLE TO ASSETS, PATENTS.

               (a) The Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other material assets, free of any material mortgages, pledges, charges, liens, security interests or other encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets and except as set forth on EXHIBIT E. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

               (b) The Company owns or has a license to use the patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, know-how, technical information and other intellectual property rights (including, without limitation, confidential information material to the conduct of its business as now operated) (the "Proprietary Rights").

          6.12 FINANCIAL STATEMENTS.

               (a) The Company has furnished to the Purchaser the following financial statements: (i) the audited balance sheet of the Company (the "Audited Balance Sheet") at December 31, 1994, and the related audited income statement and statement of cash flows of the Company for the year then ended, certified by the Company's independent public accountants (the Audited Balance Sheet and related income statement and statement of cash flows are hereinafter collectively referred to as the "Audited Financial Statements") and (ii) the unaudited balance sheet of the Company (the "Interim Balance Sheet") at June 30, 1995, and the related unaudited income statement of the Company for the six months then ended (the Interim Balance Sheet and related income statement are hereinafter collectively referred to as the "Unaudited Financial Statements").

               (b) The Audited Financial Statements, including all notes thereto (if any), are complete and correct in all material respects and present fairly the financial condition and results of operations of the Company, as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied. The Unaudited Financial Statements are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company, as of the dates and for the periods indicated.

          6.13 ABSENCE OF CHANGES. Since the Interim Balance Sheet Date, (i) there has been no material adverse change in the assets, liabilities or financial condition of the Company from that reflected in the Interim Balance Sheet, except for changes in the ordinary course of business; and (ii) none of the business, prospects, financial condition, operations property or affairs of the Company has or have been materially adversely affected by any occurrence or development, whether or not insured against; it being understood, however, that the Company continues to incur additional operating losses and decreases in working capital and the Company has raised approximately $1,800,000 in additional capital pursuant to the Confidential Private Placement Memorandum dated December 31, 1994.

          6.14 EMPLOYEES; ERISA.

               (a) No officer, director, employee or agent of the Company has been or is authorized by the Company to make or receive, and the Company does not know of any such person making or receiving, any bribe, kickback or other similar payment on behalf of the Company and known by the Company to be illegal.

               (b) Except as set forth on EXHIBIT E, the Company does not maintain or contribute to, and has not maintained or contributed to, an "employee benefit plan", as such term is defined in Section 3 of Employee Retirement Income Security Act ("ERISA"), with respect to which the Company is required to file IRS Form 5500, and the Company does not presently contribute to and never has contributed to any "multi-employer plan," as such term is defined in Section 3 of ERISA.

          6.15 BOOKS AND RECORDS. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof.

          6.16 NO BROKERS OR FINDERS. Except as otherwise disclosed to the Purchaser, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act by the Company or of any agent of the Company. The Company will pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such commission, fee or other compensation.

           6.17 CLOSING DATE. The representations and warranties of the Company contained in this Section 6 and elsewhere in this Agreement, and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Purchaser, will be true and correct in all material respects on the date of the Initial Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement. Said representations and warranties shall not be reaffirmed by the Company at the time the Additional Shares are purchased.

     7. REPRESENTATIONS OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

          7.01 (a) ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Purchaser is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and in which the failure to be so qualified would have a material adverse effect on the Purchaser.

               (b) AUTHORIZATION. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of all transactions contemplated hereunder has been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Purchaser. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Purchaser is a party constitute the valid and legally binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, relief of debtors and equitable principles and except as rights to indemnity or contribution may be limited by applicable law. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of the Certificate of Incorporation or By-laws of the Purchaser; or (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator or any material agreement to which the Purchaser is a party or by which the Purchaser is bound.

          7.02 INVESTMENT REPRESENTATION.

               (a) The Purchaser is acquiring the Initial Shares and any Additional Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling or distributing the same and the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the distribution thereof.

               (b) The Purchaser has carefully reviewed the representations concerning the Company and has made a detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Initial Shares and any Additional Shares made hereby and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided by the Company to the Purchaser; the Purchaser has sufficient knowledge and experience in business and financial matters so as to be able to evaluate the risks and merits of its investment in the Company and is able to sustain a complete loss of its investment in the Company; and the Purchaser is an "accredited investor," as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

               (c) The Purchaser understands that (i) there is currently no market for the Company's Common Stock and there can be no assurance that such a market will ever develop or be sustained, (ii) the Initial Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (iii) the Initial Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iv) in any event, the exemption from registration under Rule 144 or otherwise may not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (v) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Initial Shares under the Securities Act.

               (d) The Purchaser will not attempt to sell, transfer or otherwise dispose of all or any portion of the Initial Shares in the absence of an effective registration statement unless (i) an exemption from such registration is available under the Securities Act and (ii) if requested by the Company, the Purchaser shall have furnished to the Company an opinion of reputable securities counsel satisfactory in form and substance to the Company and its counsel that such proposed sale, transfer or other disposition would not be in violation of the Securities Act and applicable state securities laws.

               (e) A legend substantially in the following form will be placed on the Certificate representing the Initial Shares:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN A RESTRICTED STOCK PURCHASE AGREEMENT DATED DECEMBER 7, 1995, BY AND AMONG ENTREMED, INC. AND BRISTOL-MYERS SQUIBB COMPANY AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENTS CAN BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF ENTREMED, INC.



          7.03 NO BROKERS OR FINDERS. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser for any commission, fee or other compensation as a finder or broker because of any act by the Purchaser or of any agent of the Purchaser. The Purchaser will pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          7.04 CLOSING DATE. The representations and warranties of the Purchaser contained in this Section 7 and elsewhere in this Agreement and all information delivered by, or on behalf of, the Purchaser to the Company, will be true and correct in all material respects on the date of the Initial Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement and the representations and warranties of the Purchaser in
Section 7.02 shall be true and correct in all material respects on the date Additional Shares are purchased.

     8. REPORTING COVENANTS OF THE COMPANY. Until the IPO, the Company will furnish the following to the Purchaser, so long as the Purchaser continues to own at least half of the Initial Shares purchased under this Agreement:

          8.01 If prepared in the ordinary course of the Company's business, as soon as available, consolidated balance sheets of the Company as of the end of each calendar quarter and consolidated statements of income for such quarter and for the year to date setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year.

          8.02 As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the annual audited financial statements of the Company prepared by its independent auditors, including therein consolidated and consolidating balance sheets of the Company as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year of the Company setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified by independent public accountants of recognized standing.

          8.03 Each of the financial statements referred to in Section 8.01 and
8.02 will be complete and correct in all material respects as of the dates and for the periods stated therein.

          8.04 Within fifteen (15) days after the commencement thereof, notice of all material actions and suits instituted by or against the Company.

          8.05 Except as otherwise required by law or judicial order or decree of by any governmental agency or authority, each person entitled to receive information regarding the Company under this Section 8 will treat all nonpublic information obtained by it thereunder which the Company reasonably designates as proprietary or confidential in nature with the same care as it treats its own confidential information and will use its best efforts to maintain the confidentiality of such information; provided that each such Person may disclose such information in connection with the sale or transfer of any of the Initial Shares, the Warrant or the Additional Shares so long as the transferee shall furnish the Company with a written agreement to be bound by and comply with the confidentiality provisions of this Section 8.04.

     9. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, nationally recognized overnight delivery service, facsimile (receipt confirmed), registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

          (i)  if to the Purchaser, to:

               Bristol-Myers Squibb Company
               Post Box 4000
               Princeton, New Jersey 08543-4000
               Attn: Charles Linzner, Esq.,
                     Vice President and Senior Counsel,
                     Pharmaceutical Research Institute and
                     Worldwide Strategic Business Development
               Fax No.:  (609) 252-4232



          (ii) if to the Company, to:

               EntreMed, Inc.
               9610 Medical Center Drive
               Rockville, Maryland 10850
               Attn: President
               Fax No.: (301) 217-9594


               with a copy to:

               Jill M. Cohen, Esq.
               Bachner, Tally, Polevoy & Misher LLP
               380 Madison Avenue
               18th Floor
               New York, New York 10017
               Fax No.:  (212) 682-5729

Unless otherwise specified herein, such notices or other communications shall be deemed delivered (a) on the date delivered, if delivered by facsimile or personally; (b) on the day after the notice is delivered into the possession and control of a nationally recognized overnight delivery services, duly marked for delivery to the receiving party; or (c) three business days after being sent, if sent by registered or certified mail.

     10. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Purchaser, on the one hand, and the Company, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this Section 10 shall be void. No assignment shall release the Purchaser or the Company from any obligation or liability under this Agreement unless expressly agreed to by the non-assigning party.

     11. REMEDIES. The parties acknowledge that a breach of this Agreement will cause them irreparable harm which will be difficult to quantify and for which money damages would be inadequate. Therefore, in the event of such a breach or threat of such a breach, in addition to any other legal or equitable remedies it may have, each party shall be entitled to obtain specific performance of the other party's obligations and to obtain immediate injunctive relief, in each case without the necessity of posting a bond.

     12. STANDSTILL; COOPERATION IN CONNECTION WITH IPO. The Purchaser agrees that in the event of any underwritten public offering of securities of the Company, the Purchaser will comply with and agree to any reasonable restriction on the transfer of shares of Common Stock imposed by an underwriter and shall perform all acts and sign all necessary documents required with respect thereto.

     13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. This Agreement may be amended only by a written amendment executed by both parties.

     14. SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     15. EXPENSES. Except as otherwise expressly provided herein, the Purchaser, on the one hand, and the Company, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by each of them in connection with the transactions contemplated hereby.

     16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of three (3) years.

     17. WAIVER. No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

     18. FURTHER ASSURANCES. From and after the date of this Agreement, upon the reasonable request of one party hereto, the other party hereto shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to choice of law principles.

     20. SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     22. PERSON. The term Person as used in this Agreement means any individual, partnership, corporation, trust or other entity.

     IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the parties hereto and delivered as of the date first above written.

                         ENTREMED, INC.


                         By:  /s/ John W. Holaday
                            ---------------------------------
                            John W. Holaday, Ph.D.
                            Chief Executive Officer


                         BRISTOL-MYERS SQUIBB COMPANY


                         By:  /s/ Leon E. Rosenberg
                            ---------------------------------

                                   EXHIBIT A

     Reference is made to the Research Collaboration and License Agreement filed as Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 333-3536).



                                   EXHIBIT B


     Reference is made to the Warrant to Purchase Common Stock filed as Exhibit
10.3 to the Company's Registration Statement on Form S-1 (File No. 333-3536).

                                   EXHIBIT C

     Reference is made to the Reddddgistration Rights Agreement filed as Exhibit
10.4 to the Company's Registration Statement on Form S-1 (File No. 333-3536).

                                   EXHIBIT D

                                             December 7, 1995


Bristol-Myers Squibb Company
Post Office Box 4000
Princeton, New Jersey  08543-4000

Ladies and Gentlemen:

     We have acted as counsel to EntreMed, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company to you of an aggregate of 812,500 shares (the "Shares") of the Company's Common Stock, $.01 par value ("Common Stock") and a warrant (the "Warrant") to purchase shares of Common Stock, pursuant to a Restricted Stock Purchase Agreement (the "Agreement") of even date and by and between the Company and Bristol-Myers Squibb Company ("BMS"). The Agreement and the Warrant are sometimes collectively referred to herein as the "Transaction Documents."

     As such counsel, we have made such examinations of law and have reviewed copies of the Company's Restated Certificate of Incorporation, certain resolutions adopted by the Company's Board of Directors relating to the Transaction Documents, the By-Laws of the Company, the Transaction Documents, the form of stock certificate approved by the Company's Board of Directors to evidence shares of the Company's Common Stock and such other records, agreements, instruments and certificates or other documents as we have deemed necessary to render the opinions hereinafter set forth. In our examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies, which facts we have not independently verified. We also have assumed that each of the Transaction Documents has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of each party thereto other than the Company and assumed the accuracy of the representations of each of the Company and BMS made in the Transaction Documents. As to certain questions of fact material to the opinions expressed herein, we have relied upon certificates of officers of the Company and the representations of the Company contained in the Transaction Documents and certificates and orders of public officials and other documents that we have deemed necessary to render the opinions hereinafter set forth. Capitalized terms used herein and not defined herein shall have the meanings given thereto in the Agreement.

     In rendering the following opinions, we do not express any opinion with respect to the laws of any jurisdiction other than the State of New York and the State of Delaware and those laws of the United States of America applicable to the opinions herein expressed. Where the phrase "to our knowledge" or a similar phrase is used in this opinion, it shall mean that we have based our legal analysis upon those facts which are known by any attorney in our firm who is involved or has been involved in the transactions which are the subject of this opinion, or, who is or was otherwise involved in substantive work for the Company and any other facts established by the representations and warranties of the Company.


     Based upon the foregoing, and subject to the other limitations and assumptions set forth herein, it is our opinion that:


     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted, and is duly qualified and in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, except where the failure to so qualify would not materially adversely affect the Company.

     2. The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents, and to consummate all the transactions contemplated thereby, including, without limitation, the issuance and sale of the Warrant, the Initial Shares and the Additional Shares subject, in the case of Additional Shares, to a potential requirement to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. Each of the Transaction Documents constitutes a valid obligation of the Company enforceable in accordance with its terms.

     3. The execution, delivery and performance of the Transaction Documents and the consummation by the Company of the Transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both, violate, conflict with or otherwise result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, (i) the Restated Certificate of Incorporation or By-Laws of the Company; or (ii) to our knowledge, any law, statute, rule, regulation, order, judgment or decree to which the Company is subject.

     4. The Warrant and the Initial Shares issued to BMS have been duly authorized and validly issued. Upon payment therefor in accordance with the terms of the Transaction Documents, the Initial Shares will be fully paid and nonassessable. The Additional Shares, when such shares are issued and delivered and paid for in accordance with the terms of the Agreement or the Warrant, as the case may be, will be duly authorized and validly issued, and will be fully paid and nonassessable subject, in the case of the Additional Shares, to a potential requirement to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

     5. The Company has a total authorized capitalization consisting of twenty million shares of Common Stock and five million shares of Preferred Stock. Except as disclosed in the Agreement and the exhibits thereto or as contemplated by the Transaction Documents, based solely on a review of the stock ledger of the Company and certificates of representatives of the Company, (i) there are no options, warrants, convertible securities or other rights to purchase shares of capital stock or other securities of the Company which are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities, and the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (ii) no person is entitled to any preemptive right, right of first refusal or similar right with respect to the issuance of any capital stock of the Company, and there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws.

     All opinions herein contained with respect to the enforceability of documents are qualified to the extent that:

     (a) The availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

     (b) The enforceability of certain terms in the documents may be limited by:

         (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the enforcement of creditors' rights and remedies generally as at the time in effect,

         (ii) general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity), and

         (iii) no opinion is expressed as to the enforceability under Federal securities laws of any indemnification or contribution provisions of the Transaction Documents.

     The opinions expressed herein are based upon the laws and judicial decisions of the States of New York and Delaware and the United States of America as of the date hereof and are subject to any amendment, repeal or other modification of the applicable laws or judicial decisions that served as the basis for our opinion, or laws or judicial decisions hereafter enacted or rendered. Our engagement by the Company with respect to the opinions expressed herein does not require and shall not be construed to constitute a continuing obligation on our part to notify or otherwise inform the addressee hereof of the amendment, repeal or other modification of the applicable laws or judicial decisions that served as the basis for our opinion or laws or judicial decisions hereafter enacted or rendered which impact on our opinion.

     This opinion is being delivered to you pursuant to Section 2.04 of the Agreement solely for your benefit and neither this opinion nor any part hereof may be delivered to, used or relied upon by any other party without our prior written consent.

                         Very truly yours,




                         BACHNER, TALLY, POLEVOY & MISHER LLP


                                  EXHIBIT E

                             SCHEDULE OF EXCEPTIONS


     The several disclosures made in this disclosure schedule qualify the representations and warranties contained in the Restricted Stock Purchase Agreement, dated December 7, 1995 between EntreMed, Inc. (the "Company") and Bristol-Myers Squibb Company (the "Agreement"). Notwithstanding any reference to a particular section of the Agreement, each disclosure shall be deemed to be a disclosure with respect to each other section to which the disclosure may apply.

     SECTION 6.05 - Exhibit E-1 sets forth a list of the principal stockholders of the Company. Exhibit E-2 sets forth a list of all authorized, issued or outstanding options, warrants and convertible securities of the Company.

     SECTION 6.07 - In July 1995, Bolling, McCool and Twist, Inc. ("BMT") filed a claim in Tennessee state court seeking the recovery of approximately $47,000 for services rendered. The Company filed a counterclaim seeking recission of an agreement between the Company and BMT and certain damages. The parties are proceeding with discovery and a trial date has been set for September 1996.

     SECTION 6.08 - Pursuant to an Amended and Restated Shareholder Agreement, dated December 10, 1993, among the Company and certain of its stockholders, Dr. Carl Alving was granted certain piggyback registration rights in connection with the Company's initial public offering ("IPO"). The holders of Units issued pursuant to Confidential Private Placement Memoranda dated August 3, 1994 and December 31, 1994 have certain demand and piggyback registration rights commencing 13 months after an IPO. MMC/GATX Partnership No. 1 ("GATX") also has certain demand and piggyback registration rights commencing 13 months after an IPO. Josephthal Lyon & Ross Incorporated has certain demand and piggyback registration rights commencing after an IPO with respect to the shares underlying its warrants. The Company also granted certain piggyback registration rights to Children's Hospital.

     SECTION 6.11 - Pursuant to the Master Equipment Lease Agreement and a related Security Agreement, each dated as of April 10, 1995, between the Company and GATX, the Company granted to GATX a security interest in the Company's blood oxygenation and electroporation technology. Pursuant to the terms of the Security Agreement, this security interest will be released upon the execution of the Bristol-Myers Research Collaboration Agreement. In addition, the Company recently granted a purchase money security interest in certain laboratory equipment purchased for approximately $55,000.

     SECTION 6.14 - The Company maintains a non-contributory 401(k) plan and a cafeteria medical benefits plans for its employees.